                   Exhibit 23 -- Consent of Independent Auditors


We consent to the incorporation by reference in Form S-8, Registration Statement Nos. 33-28177, 33-42510, 33-49614 and 33-49616 dated May 4, 1989, August 23,
1991, July 10, 1992 and July 10, 1992, respectively, and in Registration Statement No. 33-57780 on Form S-3 dated February 3, 1993, of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Empi, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



Minneapolis, Minnesota
March 21, 1996

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